Exhibit 4.8

FIRST AMENDMENT TO UNSECURED CONVERTIBLE SENIOR NOTES

THIS FIRST AMENDMENT TO UNSECURED CONVERTIBLE SENIOR NOTES (this “First Amendment”), dated as of April 5, 2022, is made by and between IVANHOE ELECTRIC, INC., a Delaware corporation (the “Company”), and the holders of the Series 1 Notes (as defined below) (the “Holders”).

W I T N E S S E T H

WHEREAS, in connection with an offering of bundled securities by the Company and I-Pulse, Inc., during the period from August 2021 through November 2021, the Company issued to the Holders certain Unsecured Convertible Promissory Notes due 2023 (the “Series 1 Notes”);

WHEREAS, pursuant to Section 9 of each Series 1 Note, the terms of the Series 1 Notes generally may be amended, modified or waived in writing by the Company and the Required Holders;

WHEREAS, the undersigned Holders hold a majority of the aggregate Principal Amount of the Series 1 Notes currently outstanding, and therefore hold a sufficient amount of the Series 1 Notes to approve this First Amendment on behalf of all Holders;

WHEREAS, the Company and the undersigned Holders desire to modify the Series 1 Notes as set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS; AMENDMENT TO SERIES 1 NOTES

1.1            Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Series 1 Notes.

1.2            Amendment to Section 7.3. Section 7.3 of the Series 1 Notes is hereby amended to read in its entirety as follows:

“7.3 Other Indebtedness. The Company shall not incur any new Indebtedness which is intended to rank pari passu or senior in right of payment to the Notes, provided, however, that this Section 7.3 does not apply to (a) issuances prior to the date of a Qualifying IPO of Unsecured Convertible Promissory Series 2 Notes, substantially in the form attached hereto as Exhibit A (the “Series 2 Notes”), in an aggregate principal amount not exceeding $100,000,000, which Series 2 Notes shall rank pari passu in right of payment with the Notes, or (b) any Indebtedness incurred which is used to repay the Notes and accrued interest thereon in full before any other permitted use (other than a concurrent repayment in full of the Series 2 Notes).

1.3            Exhibit A to be Attached to Series 1 Notes. Exhibit A attached hereto shall be deemed to be attached to, and shall constitute Exhibit A to, the Series 1 Notes.

ARTICLE II

EFFECTIVENESS

2.1            Effectiveness. This Amendment shall become effective as of the day and year first set forth above upon the execution and delivery hereof by the Company and the Required Holders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Undersigned Holders. Each undersigned Holder hereby represents and warrants to the Company that this Amendment has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.2            Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders that this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

ARTICLE IV

MISCELLANEOUS

4.1            Amended Terms. Except as expressly amended by this First Amendment, the Series 1 Notes are hereby ratified and confirmed and shall remain in full force and effect in accordance with their terms.

4.2            Entire Agreement. This First Amendment embodies the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.

4.3            Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof.

4.4            Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any rules or principles of conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.5            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:	/s/ Eric Finlayson
Name: Eric Finlayson
Title: President

HOLDERS:

ROBERT MARTIN FRIEDLAND

/s/ Robert Martin Friedland

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDER:

BHP MANGANESE AUSTRALIA PTY LTD.

By:	/s/ Mark Frayman
Name: Mark Frayman
Title: Head of BHP Ventures

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

BLACKROCK WORLD MINING TRUST PLC

By: BlackRock Investment Management (UK) Limited, its Investment Adviser

By:	/s/ Evy Hambro
Name: Evy Hambro
Title: Managing Director

By:	/s/ Olivia Markham
Name: Olivia Markham
Title: Managing Director

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

ORION MINE FINANCE FUND III LP

By: Orion Mine Finance GP III LP, its general partner

By: Orion Mine Finance GP III LLC, its general partner

By:	/s/ Limor Nissan
Name: Limor Nissan
Title: COO & General Counsel

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

SailingStone Capital Partners LLC, as investment manager on behalf of Victory Global Energy Transition Fund, a series of Victory Portfolios

By:	/s/ Pravin Kanneganti
Name: Pravin Kanneganti
Title: Authorized Signor

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

Sailing Stone Global Natural Resources Fund LP

By:	/s/ Pravin Kanneganti
Name: Pravin Kanneganti
Title: Authorized Signer

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ Pravin Kanneganti
Name: Pravin Kanneganti
Title: Authorized Signer

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

THE UNIVERSITY OF PENNSYLVANIA
MASTER RETIREMENT TRUST

By:	/s/ Pravin Kanneganti
Name: Pravin Kanneganti
Title: Authorized Signer

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

IVANHOE ELECTRIC INC.

By:
Name:
Title:

HOLDERS:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA RETIREE MEDICAL AND DEATH BENEFITS TRUST

By:	/s/ Pravin Kanneganti
Name: Pravin Kanneganti
Title: Authorized Signer

[Signature Page to First Amendment to Unsecured Convertible Promissory Notes]

EXHIBIT A

FORM OF SERIES 2 NOTES

[attached]

THIS UNSECURED CONVERTIBLE PROMISSORY SERIES 2 NOTE (THIS “SERIES 2 NOTE”) AND THE SECURITIES INTO WHICH THIS SERIES 2 NOTE IS CONVERTIBLE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBSCRIPTION AGREEMENT BETWEEN IVANHOE ELECTRIC INC. (THE “COMPANY”) AND THE SUBSCRIBER THERETO, PROVIDING FOR, AMONG OTHER MATTERS, RESTRICTIONS ON TRANSFER OF THIS SERIES 2 NOTE AND SUCH SECURITIES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE COMPANY.

THIS SERIES 2 NOTE AND THE SECURITIES INTO WHICH THIS SERIES 2 NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2 NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SERIES 2 NOTE AND SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED.

IVANHOE ELECTRIC INC.

UNSECURED CONVERTIBLE PROMISSORY SERIES 2 NOTE

Principal Amount: $[ ]	April __, 2022

IVANHOE ELECTRIC INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to ________ or its registered assigns (the “Holder”), the principal amount of [ ] U.S. Dollars ($[ ]) (the “Principal Amount”) on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon. Payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

This Series 2 Note is one of a new series of unsecured senior convertible Series 2 Notes (the “Series 2 Notes”) being issued by the Company in a private offering (the “Offering”). The terms of the purchase and sale of the Series 2 Notes are set forth in those certain Subscription Agreements (each, as amended, supplemented or otherwise modified from time to time, a “Subscription Agreement”) entered into on, prior to or after the date hereof by and among the Company and each purchaser of Series 2 Notes in the Offering (collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Subscription Agreement entered into with the initial Holder of this Series 2 Note.

1.            Definitions. Whenever used in this Series 2 Note, the following terms shall have the respective meanings ascribed to them as follows:

“Applicable Laws” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Change of Control” means any transaction or series of related transactions (including, without limitation, any merger, consolidation, recapitalization or reorganization of the Company) that, immediately after giving effect thereto, results in any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) owning more than 50% of the total shares of Common Stock outstanding on a fully-diluted basis (or, if the Company is not the surviving entity, more than 50% of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such transaction or series of transactions); provided, however, that a Change of Control shall not in any event be deemed to occur (a) by reason of a Qualifying IPO, (b) by reason of the exercise of conversion rights with respect to any or all of the Series 1 Notes and/or any exchange of I-Pulse Notes for shares of Common Stock pursuant to the terms of the I-Pulse Notes, or (c) if, immediately after giving effect to the applicable transaction or series of related transactions, at least 60% of the total shares of Common Stock outstanding on a fully-diluted basis (or, if the Company is not the surviving entity, more than 60% of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such transaction or series of transactions) are held by Persons that were holders of shares of Common Stock (or of securities convertible into, or exercisable or exchangeable for, shares of Common Stock) immediately before giving effect to such transaction or series of transactions.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Conversion Shares” means the Common Stock of the Company issuable to the Holder pursuant to Section 3 hereof as of any Conversion Date.

“Conversion Date” means, any date as of which the Series 2 Note Obligation Amount (or any portion thereof) is converted into shares of Common Stock pursuant to Section 3 hereof.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States of America, and the rules and regulations promulgated thereunder;

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“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including without limitation any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Indebtedness” shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (d) all guarantees provided by such Person in respect of Indebtedness of others Persons described in clauses (a) through (c) above. For the avoidance of doubt, amounts payable to trade creditors in the ordinary course of the Company’s business shall not be deemed to constitute “Indebtedness”.

“IPO Conversion Price” has the meaning set forth in Section 3.1(a)(i).

“I-Pulse Notes” means those certain notes issued by I-Pulse Inc. during the period from August 2021 through November 2021 in connection with a private offering of certain bundled securities (including but not limited to the Series 1 Notes), which notes are exchangeable for shares of Common Stock under certain circumstances, as set forth in such notes (as the same may be amended, supplemented or otherwise modified from time to time)..

“Issue Date” means April __, 2022.

“Maturity Conversion Price” means, as of any date of determination, $3.13 per share of Common Stock (as such price may have been adjusted on or prior to such date pursuant to Section 4.1 or 4.2, if applicable).

“Maturity Date” means July 31, 2023.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Qualifying IPO” means:

(a) the closing after the Issue Date of a sale of newly-issued shares of Common Stock in a public offering to one or more Persons, as a result of which (i) either (x) the Common Stock is listed for trading on an internationally recognized stock exchange, including but not limited to the Toronto Stock Exchange, the TSX Venture Exchange, the NEO Exchange, the New York Stock Exchange, NASDAQ, the London Stock Exchange, the Alternative Investment Market of the London Stock Exchange or the Australian Securities Exchange (a “Recognized Stock Exchange”), or (y) the Company becomes (A) subject to the periodic and current reporting requirements under Section 13 or 15(d) of the Exchange Act, (B) a “reporting issuer” under the securities legislation of any province of Canada, or (C) subject to public company reporting requirements under the rules of any of the Recognized Stock Exchanges on which the Common Stock is listed for trading, and (ii) the gross proceeds received by the Company from such sale are not less than $25,000,000; or

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(b) any transaction occurring after the Issue Date by which a special purpose acquisition company or shell company which is listed on a Recognized Stock Exchange acquires (whether by merger, consolidation, stock purchase or otherwise) all of the outstanding shares of Common Stock.

“Required Holders” means, as of any date of determination, the holder or holders of a majority of the aggregate Principal Amount of the Series 2 Notes outstanding as of such time.

“Securities Act” means the Securities Act of 1933, as amended, of the United States of America, and the rules and regulations promulgated thereunder.

“Series 1 Notes” means the Company’s unsecured senior convertible notes issued between August 2021 and November 2021 in connection with a private offering of certain bundled securities (including but not limited to the I-Pulse Notes), as the same may be amended, supplemented or otherwise modified from time to time).

“Series 2 Note” means this Unsecured Convertible Promissory Series 2 Note, as amended, supplemented or otherwise modified from time to time.

“Series 2 Note Obligation Amount” means, as of any date of determination, the sum of

(a) outstanding Principal Amount of this Series 2 Note as of such date plus (b) the accrued but unpaid interest in respect of this Series 2 Note as of such date.

2.            Interest; Payments; Prepayment; Redemption.

2.1       The outstanding Principal Amount of this Series 2 Note shall bear interest at a fixed rate of three percent (3%) per annum, beginning on the Issue Date and continuing until all such outstanding Principal Amount is paid in full and/or converted into Conversion Shares. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable, together with the outstanding Principal Amount, on the Maturity Date.

2.2       To the extent the Series 2 Note Obligation Amount is not converted into Conversion Shares on or prior to the Maturity Date, the entire Principal Amount of this Series 2 Note then outstanding (together with any accrued and unpaid interest thereon) shall be due and payable on the Maturity Date. All payments of principal and interest due hereunder shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

2.3       Except as otherwise expressly provided herein, this Series 2 Note may not be prepaid or redeemed by the Company in whole or in part prior to the Maturity Date

2.4        The obligations set forth in this Series 2 Note constitute senior unsecured obligations of the Company and rank at least pari passu to all existing and, without limiting

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Section 7.3, future senior Indebtedness of the Company, including the other Series 2 Notes and the Series 1 Notes.

3.            Conversion of Series 2 Note.

3.1	Conversion Events.

(a)	Qualifying IPO.

(i)	If a Qualifying IPO occurs prior to the Maturity Date, then

effective as of the closing date of such Qualifying IPO, the Series 2 Note Obligation Amount shall automatically convert in full into a number of Conversion Shares equal to: (x) the outstanding Series 2 Note Obligations Amount on such closing date, divided by (y) a price per share (the “IPO Conversion Price”) equal to (A) 90% of the gross price per share at which Common Stock is sold in the Qualifying IPO, if the Qualifying IPO occurs on or before September 30, 2022; (B) 85% of the gross price per share at which Common Stock is sold in the Qualifying IPO, if the Qualifying IPO occurs on or after October 1, 2022 but on or before December 31, 2022; or (C) 80% of the gross price per share at which Common Stock is sold in the Qualifying IPO, if the Qualifying IPO occurs on or after January 1, 2023. If, in the case of a Qualifying IPO described in clause (b) of the definition thereof, such gross price per share is not readily identifiable, then such gross price per share shall be deemed to equal the average of the last reported per share sale price of the successor entity’s common stock on the public securities market on which it is primarily traded for the twenty (20) consecutive trading days immediately prior to the closing date of such Qualifying IPO; provided, however, that if no sales of such common stock occurred on any such trading day, the mean between the closing “bid” and “asked” per share prices for such common stock on such trading day shall be used in lieu of the last reported per share sale price for such trading day.

(ii)            No later than five (5) business days following the closing date of a Qualifying IPO, the Company shall provide the Holder with written notice of the conversion of the Series 2 Note Obligation Amount into Conversion Shares in accordance with Section 3.1(a)(i), specifying the Series 2 Note Obligation Amount so converted, the IPO Conversion Price, the number of Conversion Shares into which such Series 2 Note Obligation Amount has been converted and the effective date of such conversion, and requesting the Holder to surrender this Series 2 Note to the Company in the manner and at the place designated in such notice. The Holder agrees to deliver the original of this Series 2 Note to the Company for cancellation not later than ten (10) days after its receipt of such notice; provided, however, that from and after the closing date of such Qualifying IPO, the Series 2 Note Obligation Amount shall be deemed to have been fully converted into Conversion Shares and this Series 2 Note shall be deemed to have been paid in full, whether or not it is delivered for cancellation as set forth in this sentence. From and after the closing date of such Qualifying IPO, the Holder shall be treated for all purposes as the record holder of the Conversion Shares into which the Series 2 Note Obligation Amount has been converted in accordance with this Section 3.1(a). The Holder shall be entered into the register of holders of Common Stock effective as of the closing date of the Qualifying IPO and the Company shall promptly provide (or cause to be provided) to the Holder evidence of same.

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(iii)          Notwithstanding anything in this Series 2 Note to the contrary, if there shall occur a Qualifying IPO described in clause (b) of the definition thereof in which the Common Stock is converted into or exchanged for securities, cash or other property then, upon conversion of the Series 2 Note Obligation Amount pursuant to Section 3.1(a)(i), the Holder shall be entitled to receive (in lieu of the Conversion Shares) the kind and amount of securities, cash or other property which the holder would have been entitled to receive if (a) such Series 2 Note Obligation Amount (or portion thereof) had been converted into the number of Conversion Shares that the Holder would otherwise have been entitled to receive pursuant to Section 3.1(a)(i) and (b) immediately after giving effect to such conversion, the number of Conversion Shares determined pursuant to clause (a) above had been sold, exchanged or otherwise disposed of by such Holder in accordance with the terms of such Qualifying IPO (such securities, cash and other property, the “Alternative Conversion Consideration”). In the event any such event occurs, the Company shall make such equitable adjustments in the application of the provisions of this Section 3.1(a) as it determines are appropriate with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 3.1(a) shall thereafter be applicable, as nearly as reasonably may be, in relation to the Alternative Conversion Consideration deliverable upon conversion of the Series 2 Note Obligation Amount.

(b)            Change of Control.

(i)            In the event that a Change of Control is expected to occur prior to the closing date of a Qualifying IPO, the Company shall deliver written notice to the Holder (the “Change of Control Notice”) not less than thirty (30) days prior to the anticipated effective date of such Change of Control where practicable (or, if it is not practicable to deliver the Change of Control Notice prior to the effective date of a Change of Control and the Change of Control does not occur by reason of a merger, consolidation, recapitalization or reorganization of the Company), not more than five (5) days following the effective date of such Change of Control). The Change of Control Notice shall include (A) the material terms and conditions of the proposed transaction, including the material terms of all transaction documents to be entered into by other holders of the Common Stock in connection with the applicable Change of Control, (B) the anticipated date on which the Change of Control will occur, and (C) the Maturity Conversion Price. Following delivery of a Change of Control Notice, the Holder will be required to make the applicable election (a “Change of Control Election”) as set forth in Section 3.1(b)(ii) with respect to this Series 2 Note by delivering written notice thereof to the Company not later than fifteen (15) days after delivery of the applicable Change of Control Notice (such fifteenth (15th) day, the “Change of Control Election Deadline Date”). Following delivery of a Change of Control Notice, the Company shall promptly provide the Holder with such additional information regarding the terms of the Change of Control as the Holder may reasonably request, subject to any restrictions on the Company pursuant to any applicable confidentiality agreement. Any Change of Control Election made by the Holder in connection with a Change of Control shall be irrevocable once delivered to the Company, except that if the Change of Control in respect of which such Change of Control Election is given does not occur, then such Change of Control Election will be considered null and void and of no further force or effect from and after the date as of which (x) such Change of Control is abandoned or (y) it becomes readily apparent that such Change of Control will no longer occur.

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(ii)             Following the delivery of a Change of Control Notice, the Holder may elect, by written notice delivered to the Company on or prior to the Change of Control Election Deadline Date (a “Change of Control Election Notice”), that upon the effective date of such Change of Control and immediately before giving effect thereto (or within 10 days after the delivery of such Change of Control Election Notice, if the Change of Control Notice has been delivered after such effective date in accordance with Section 3.1(b)(i)), that either: (x) the Company shall prepay the entire Series 2 Note Obligation Amount in full in cash (upon which prepayment this Series 2 Note shall cease to be outstanding); or (y) the Series 2 Note Obligation Amount shall be converted fully into shares of Common Stock, with the number of Conversion Shares to be received by the Holder in connection with such conversion to equal the quotient obtained by dividing (A) the Series 2 Note Obligation Amount as of the date of the closing of such Change of Control by (B) the Maturity Conversion Price. If the Holder does not deliver a Change of Control Election Notice on or prior to the applicable Change of Control Election Deadline Date, then the Holder will be deemed to have made the election specified under clause (x) of this Section 3.1(b)(ii).

(iii)            Upon any conversion of this Series 2 Note pursuant to Section 3.1(b)(ii) into shares of Common Stock, the Holder agrees to execute and deliver, and shall be bound upon such conversion by the obligations in, all transaction documents entered into by other holders of the Common Stock in connection with the applicable Change of Control. In connection with any conversion of this Series 2 Note pursuant to Section 3.1(b)(ii) into shares of Common Stock, the Holder agrees to deliver the original of this Series 2 Note to the Company for cancellation not later than ten (10) days after the effective date of such conversion (as determined in accordance with the foregoing provisions of this Section 3.1(b)); provided, however, that from and after such effective date, (x) the Series 2 Note Obligation Amount shall be deemed to have been fully converted into Conversion Shares and this Series 2 Note shall be deemed to have been paid in full, whether or not it is delivered for cancellation as set forth in this sentence, and (y) the Holder shall be treated for all purposes as the record holder of the Conversion Shares into which the Series 2 Note Obligation Amount has been converted in accordance with this Section 3.1(b). The Holder shall be entered into the register of holders of Common Stock effective as of such effective date and the Company shall promptly provide (or cause to be provided) to the Holder evidence of same.

(c)           Maturity Date.

(i)              If, prior to the Maturity Date, the Series 2 Note Obligation Amount has not been fully converted into Conversion Shares pursuant to Section 3.1(a)(i) or 3.1(b)(ii) or fully repaid in cash pursuant to Section 3.1(b)(ii), then in lieu of paying all or portion of the Series 2 Note Obligation Amount in cash as otherwise required by Section 2.2 on the Maturity Date, the Company (in its sole discretion) may convert this Series 2 Note, in whole or in part, into shares of Common Stock on the Maturity Date, with the number of Conversion Shares to be received by Holder in connection with such conversion to be equal to the quotient obtained by dividing (x) the Series 2 Note Obligation Amount as of the Maturity Date (or the portion thereof to be so converted, as the case may be) by (y) the Maturity Conversion Price. The Company shall provide written notice to the Holder of its election pursuant to the immediately preceding sentence no later than the Maturity Date.

(ii)             In connection with the conversion and/or repayment in full of the Series 2 Note Obligation Amount on the Maturity Date pursuant to Sections 3.1(c)(i) and 2.2, the Holder agrees to deliver the original of this Series 2 Note to the Company for cancellation as promptly as practicable after the Maturity Date; provided, however, that from and after such conversion and/or repayment in full, this Series 2 Note shall be deemed to have been paid in full, whether or not it is delivered for cancellation as set forth in this sentence. Any conversion of this Series 2 Note pursuant to Section 3.1(c)(i) shall be deemed to have occurred as of the Maturity Date, and from and after the Maturity Date, the Holder shall be treated for all purposes as the record holder of any Conversion Shares into which the Series 2 Note Obligation Amount (or a portion thereof) has been converted in accordance with this Section 3.1(c). In connection with any such conversion, the Holder shall be entered into the register of holders of Common Stock effective as of the Maturity Date and the Company shall promptly provide (or cause to be provided) to the Holder evidence of same.

3.2          Fractional Interests; Effect of Conversion. In lieu of the Company issuing any fractional securities to the Holder upon any conversion of this Series 2 Note, the Company shall have the option of paying to the Holder an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of the security not issued, but provided such amount is at least equal to ten dollars ($10) and if not, then such amount less than ten dollars ($10) shall not be paid or payable and such fractional security shall be cancelled. Upon conversion of this Series 2 Note in full and the payment of the amount (if any) specified in this paragraph, this Series 2 Note shall be deemed to have been paid in full and the Company shall be deemed to have satisfied all its obligations under or in respect of this Series 2 Note, whether or not the original of this Series 2 Note has been delivered to the Company for cancellation.

3.3          No Other Conversion. Except as expressly provided in Section 3.1, neither the Series 2 Note Obligation Amount nor any portion thereof may be converted into shares of Common Stock.

3.4           Delivery of Securities Upon Conversion.

(a)           As soon as reasonably practicable after any Conversion Date, the Company shall deliver to the Holder a certificate or certificates evidencing the Conversion Shares issuable to the Holder. The Holder understands and acknowledges that all certificates representing Conversion Shares, as well as all certificates in exchange for or in substitution of the foregoing securities, until such time as the same is no longer required under applicable requirements of U.S. Securities Laws or any other applicable securities laws, shall bear the legends set forth in the Subscription Agreement.

(b)           The issuance of certificates evidencing Conversion Shares in connection with any conversion of this Series 2 Note shall be made without charge to the Holder for any transfer, stamp or similar tax in respect thereof or other out-of-pocket expense incurred by the Company in connection with such conversion and the issuance of such Conversion Shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Conversion Shares to any Person other than the Holder or any withholding, income or similar tax due by or with respect to the Holder in connection with such Conversion Shares or as a result of such conversion. The Company shall not be required to make any such issuance or delivery of such certificates unless and until the Holder or other Person otherwise entitled to such issuance or delivery has paid the amount of any tax payable by it pursuant to the proviso in the immediately preceding sentence or has established, to the satisfaction of the Company, that no such tax payable. Upon any conversion of this Series 2 Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares issued upon such conversion shall be validly issued, fully paid and non-assessable.

3.5           Portfolio Interest. Notwithstanding anything in this Series 2 Note to the contrary, in the event that, the holder is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) and on the date of any conversion of this Series 2 Note into Conversion Shares pursuant to Section 3.1, the interest payable under this Series 2 Note does not qualify as “portfolio interest” (“Portfolio Interest”) as defined in Section 871(h) of the Code, or the exemption from withholding for Portfolio Interest set forth in Section 871(h) of the Code is no longer in effect, then so much of the accrued interest as is equal to the amount that the Company is required to withhold under Section 1441(a) of the Code shall not be converted into Conversion Shares pursuant to Section 3.1, and the Company shall withhold such amount in compliance with Section 1441(a) of the Code.

4.             Conversion Price Adjustments.

4.1           If, at any time when any Series 2 Note Obligation Amount remains outstanding hereunder:

(a)           the Company effects a subdivision of the outstanding Common Stock, or shall declare a dividend payable on the Common Stock in additional shares of Common Stock, then the Maturity Conversion Price, as in effect immediately before such subdivision or dividend, shall be decreased in inverse proportion to the increase in the aggregate number of outstanding shares of Common Stock resulting from such subdivision or dividend; and

(b)           the Company combines the outstanding shares of Common Stock, then the Maturity Conversion Price, as in effect immediately before such combination, shall be increased in inverse proportion to the decrease in the aggregate number of outstanding shares of Common Stock resulting from such combination.

4.2           If, at any time prior to the full conversion of the Series 2 Note Obligation Amount into Conversion Shares hereunder, the Company effects a dividend or other distribution of cash or other assets to the holders of the Common Stock (other than a dividend payable in additional shares of Common Stock), then the Maturity Conversion Price, as in effect immediately before such distribution, shall be decreased by an amount equal to the per share value of the cash or assets so distributed. In the event that such per share value is not readily identifiable, it shall be determined by the Company acting in good faith.

5.             Certain Representations.

5.1          All corporate and stockholder action on the part of the Company’s directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Series 2 Note has been taken. This Series 2 Note has been duly executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (B) the effect of laws governing the availability of equitable remedies.

5.2           The completion of the transactions contemplated by this Series 2 Note does not conflict with, and does not result in a breach of any of the terms, conditions, or provisions of, the constitutive documents of the Company or any material agreement or instrument to which the Company or any subsidiary of the Company is a party.

6.             Status. This Series 2 Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to conversion hereof into Conversion Shares.

7.             Covenants. In addition to the other covenants and agreements of the Company set forth in this Series 2 Note, the Company covenants and agrees that so long as this Series 2 Note shall be outstanding:

7.1           Notice of Default. If the Company becomes aware that any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or if the holder of any other Series 2 Note notifies the Company is writing that it believes such an event has occurred, the Company shall give prompt written notice thereof to the Holder, specifying the nature and status of the actual, potential or alleged Event of Default.

7.2           No Impairment. Except as set forth in Section 9, the Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series 2 Note.

7.3          Other Indebtedness. The Company shall not incur any new Indebtedness which is intended to rank pari passu or senior in right of payment to the Series 2 Notes; provided, however, that this Section 7.3 does not apply to any Indebtedness incurred which is used to repay the Series 2 Notes and accrued interest thereon in full before any other permitted use (other than a concurrent repayment in full of the Series 1 Notes).

8.             Events of Default; Remedies.

8.1           Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a)           the Company shall fail to issue and deliver the Conversion Shares required to be issued when required to do so in accordance with Section 3;

(b)           default in the due and punctual payment of the principal of, or any other interest or other amount owing in respect of, this Series 2 Note when and as the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), subject to a ten (10)-day cure period;

(c)           default in the performance or observance of any covenant or agreement of the Company contained in this Series 2 Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 8.1), and the continuance of such default for a period of thirty (30) days after receipt by the Company of written notice of such default from the Holder;

(d)           the entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the U.S. Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days;

(e)           the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(f)            the Company seeks the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or similar relief is agreed or declared in respect of or affecting all or any material part of the Indebtedness or any other debt obligations of the Company of any kind; or

(g)           the occurrence of an “Event of Default” as defined in any other Series 2 Note.

8.2	Effects of Default.

(a)    If an Event of Default under Section 8.1(a), (b) or (c) occurs and is continuing, then and in every such case the Holder may declare this Series 2 Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding Principal Amount of this Series 2 Note plus all accrued and unpaid interest in cash through the date the Series 2 Note is paid in full; provided, however, that in the event the aggregate original principal amount of this Series 2 Note and the other Series 2 Notes (if any) owned by the Holder and its Affiliates is less than $1,000,000, such declaration shall be without effect unless and until similar declarations have been made by the Required Holders in respect of such Event of Default. Any declaration made by the Holder pursuant to this Section 8.2(b) in connection with any Event of Default under Section 8.1(a), (b) or (c) may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Series 2 Note until such time, if any, as the Holder receives full payment pursuant to this Section 8.2; provided, however, that in the event the aggregate original principal amount of this Series 2 Note and the other Series 2 Notes (if any) owned by the Holder and its Affiliates is less than $1,000,000, such declaration shall automatically be rescinded and annulled if the Required Holders have rescinded and annulled the corresponding declaration made by them in respect of the applicable Event of Default. No rescission or annulment pursuant to the immediately preceding sentence shall affect any subsequent Event of Default.

(b)  Notwithstanding the foregoing, in the event that an Event of Default under Section 8.1(d), (e) or (f) occurs, the outstanding Principal Amount of this Series 2 Note plus accrued and unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable in cash. In connection with the automatic acceleration described in the immediately preceding sentence, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

8.3           Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Series 2 Note shall be cumulative and in addition to all other remedies available under this Series 2 Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue damages for any failure by the Company to comply with the terms of this Series 2 Note. The Company acknowledges that a breach by it of its obligations under Section 3 of this Series 2 Note may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required

8.4           Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Series 2 Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

9.            Amendments. The terms of this Series 2 Note may be modified, amended or waived in writing by (and no such modification, amendment or waiver shall be effective unless approved in writing by) the Company and the Required Holders; provided, however, that no modification, amendment or waiver of this Section 9 or the material economic terms of this Series 2 Note, including (a) Section 6.2, (b) any change in the amount or time of any prepayment or repayment of principal of, or reduction in the rate or change in the time of payment or method of computation of the interest on, this Series 2 Note, or (c) any change in the method or process for calculating the number of Conversion Shares to be issued upon any conversion of this Series 2 Note pursuant to Section 3.1, in each case will be effective unless it is consented to in writing by the Holder.

10.           Miscellaneous.

10.1          Severability. If any provision of this Series 2 Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

10.2          Notice. Where this Series 2 Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as provided in the Subscription Agreement (or such other address as it may specify by written notice to the Company) or, if to the Company, to its principal office.

10.3          Governing Law. This Series 2 Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

10.4          Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Series 2 Note shall be adjudicated before a federal or state court of competent jurisdiction in the State of Delaware and they hereby submit to the exclusive jurisdiction of such courts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

10.5         Headings; Section References. The headings of the sections of this Series 2 Note are inserted for convenience only and do not constitute a part of this Series 2 Note. Unless the context otherwise requires, all references in this Series 2 Note to any “Section” are to the corresponding Section of this Series 2 Note.

10.6          No Recourse against Others. The obligations of the Company under this Series 2 Note are solely obligations of the Company and no officer, employee, director or stockholder shall be liable for any failure by the Company to pay amounts in respect of this Series 2 Note when due or to perform any other obligation.

10.7          Binding Effect. This Series 2 Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series 2 Note to be signed by its duly authorized officer on the date first set forth above written.

Ivanhoe Electric Inc.

By:
Name:
Title:

SIGNATURE PAGE TO UNSECURED CONVERTIBLE PROMISSORY SERIES 2 NOTE